SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	[ X ]

Filed by a Party other than the Registrant	[	]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[	]	Definitive Additional Materials
[	]	Soliciting Material Pursuant to Rule 14a-12

BANCORP RHODE ISLAND, INC.

______________________________________________________________________________

(Name of Registrant as Specified in its Charter)

______________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[	]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(A)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

Bancorp Rhode Island, Inc. (“BancorpRI”) previously filed a definitive proxy statement dated April 4, 2007 with respect to the annual meeting of shareholders to be held on May 16, 2007. On April 12, 2007, after BancorpRI mailed its proxy materials to its shareholders, Moody Aldrich Partners, LLC (“Moody Aldrich”) re-filed its Schedule 13G with the Securities and Exchange Commission (“SEC”) reporting Moody Aldrich’s ownership of BancorpRI’s common stock. Due to the use of an incorrect filing code, Moody Aldrich’s initial Schedule 13G was not posted with the BancorpRI filings on the SEC’s website. The table below supplements and restates the “Security Ownership of 5% Beneficial Owners” table contained on page 11 of BancorpRI’s definitive proxy statement.

Security Ownership of 5% Beneficial Owners

The following table sets forth certain information, as of March 30, 2007, regarding the beneficial owners of more than 5% of the outstanding common stock:

Name	Amount of Securities Beneficially Owned (a)	Percent Ownership (b)
Malcolm G. Chace (c) c/o Point Gammon Corporation One Providence Washington Plaza, Providence, RI 02903	532,150	11.0%
Richard A. Grills P.O. Box 539, Westerly, RI 02891	249,995	5.2%
Mendon Capital Advisors Corp. 150 Allens Creek Road, Rochester, NY 14618	395,800	8.2%
Moody Aldrich Partners, LLC 18 Sewall Street, Marblehead, MA 01945	349,741	7.2%
PL Capital Group (d) c/o Financial Edge Fund, L.P. 20 East Jefferson Avenue, Suite 22, Naperville, IL 60540	392,420(e)	8.1%
Royce & Associates, LLC 1414 Avenue of the Americas, New York, NY 10019	261,300	5.4%
Merrill W. Sherman (f) c/o Bancorp Rhode Island, Inc. One Turks Head Place, Providence, RI 02903	285,785	5.9%

_________________________________

(a)

All information, except with respect to PL Capital Group, is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934.

(b)	Percent ownership is based upon 4,845,821 shares of common stock outstanding as of March 30, 2007.
(c)

Includes 517,650 shares held by trusts of which Mr. Chace, his spouse or an immediate family member is a co-trustee and has shared voting and investment power. Also includes 4,500 shares held by Mr. Chace’s spouse and 8,000 shares held by a non-profit corporation. Mr. Chace disclaims any economic or beneficial interest in 19,225 shares which are held by trusts of which Mr. Chace is only trustee and not a beneficiary and the 8,000 shares held by a non-profit corporation with respect to which he has voting power but no pecuniary interest.

(d)

According to a Schedule 13D filed on January 24, 2007, PL Capital Group includes Financial Edge Fund, L.P., Financial Edge Strategic Fund, L.P., Goodbody/PL Capital, L.P., PL Capital, LLC, Goodbody/PL Capital, LLC, PL Capital Advisors, LLC, John W. Palmer, Richard J. Lashley, PL Capital Offshore, Ltd. and PL Capital Focused Fund, L.P.

(e)	Information is based upon share ownership of PL Capital Group as reported in its definitive proxy statement filed with SEC on April 5, 2007.
(f)	Includes 167,900 shares that may be acquired pursuant to options exercisable within 60 days.

IMPORTANT INFORMATION

BancorpRI filed a definitive proxy statement in connection with its 2007 annual meeting of shareholders with the SEC on April 4, 2007. BANCORPRI SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE

PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION. Shareholders are able to obtain additional copies of BancorpRI’s definitive proxy statement and any other documents filed by BancorpRI with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. Copies of BancorpRI’s definitive proxy statement are also available for free at BancorpRI’s Internet website at www.bankri.com or by writing to Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903, Attention: Investor Relations. In addition, copies of BancorpRI’s proxy materials may be requested by contacting our proxy solicitor, Georgeson Inc. at (866) 425-8584 toll free.

INFORMATION REGARDING PARTICIPANTS

Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of BancorpRI’s shareholders is available in BancorpRI’s definitive proxy statement filed with the SEC on April 4, 2007.